UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of Principal Executive Offices, and Zip Code)

(206) 517-5300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each classTrading Symbol(s)Name of each exchange on which registeredCommon Stock, par value $0.001 per sharePIThe Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2020, Impinj, Inc. (the “Company”) announced that the Company’s board of directors (the “Board”) appointed Cary Baker, as Chief Financial Officer of the Company, effective February 17, 2020.

Mr. Baker, age 44, has served as Senior Vice President, Chief Financial Officer and Treasurer of RealNetworks, Inc. since May 2017. From February 2015 to April 2017, Mr. Baker served as Chief Financial Officer of HEAT Software, Inc. From March 2014 to October 2016, Mr. Baker also served as Chief Financial Officer of NetMotion Software, an affiliate of HEAT Software, Inc. From May 2010 to November 2013, Mr. Baker also held key financial leadership roles at Clearwire Corporation, including most recently as Vice President, Finance. Mr. Baker’s earlier experience includes financial leadership roles at Boost Mobile and Sprint Corporation. Mr. Baker holds an M.B.A. from the Kelley School of Business at Indiana University and a B.S. in finance from the University of Idaho.

There are no arrangements or understandings between Mr. Baker and any other persons pursuant to which he was appointed Chief Financial Officer. There are also no family relationships between Mr. Baker and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Baker’s appointment as Chief Financial Officer, the Company and Mr. Baker entered into a letter agreement (the “Offer Letter”). The Offer Letter does not have a specific term and provides that Mr. Baker is an at-will employee.

Pursuant to the Offer Letter, Mr. Baker is entitled to the following compensation and benefits:

•

An annual base salary of $335,000, with eligibility to participate in an incentive compensation plan pursuant to which Mr. Baker will have the ability to earn up to 65% of his base salary upon achievement of corporate performance metrics determined by the Board or the compensation committee of the Board;

•

Equity awards consisting of (1) an option to purchase 60,000 shares the Company’s common stock at an exercise price equal to the fair market value (as determined in accordance with the terms of the Company’s 2016 Equity Incentive Plan) on the date of grant (the “Option”) and (2) an award of 60,000 restricted stock units (the “RSU Award”). One-fourth of the shares underlying the Option will vest on February 17, 2020, and 1/48th of the total number of shares underlying the Option will vest on each month thereafter, such that the shares underlying the Option will be fully vested on February 17, 2024. One-fourth of the shares underlying the RSU Award will vest on February 17 , 2020, and 1/16th of the total number of shares underlying the RSU Award will vest every three months thereafter, such that the shares underlying the RSU Award will be fully vested on February 17 , 2024. Vesting of both the Option and the RSU Award is subject to Mr. Baker’s continued service with the Company on the applicable vesting dates.;

•	Eligibility to participate in the Company’s employee benefit plans, policies and arrangements applicable to other executive officers generally; and
•

If the Company terminates Mr. Baker’s employment for reasons other than for “cause”, death or “disability” or Mr. Baker resigns for “good reason” (as such terms are to be defined in the Employment Agreement (as defined below)), then, subject to the execution and non-revocation of a release of claims in the form provided by the Company and compliance with the restrictive covenants set forth therein, Mr. Baker will be eligible to receive: (1) severance pay at a rate equal to his base salary rate then in effect for six months from the date of termination, (2)the pro-rated portion of any earned annual target performance bonus, (3) reimbursement by the Company for up to six months of COBRA premiums for Mr. Baker and his eligible dependents, if Mr. Baker timely elects health insurance continuation through COBRA, or taxable monthly payments of an equivalent amount for six months following the termination date in lieu of COBRA premium reimbursements, and (4) accelerated vesting of 100% of the then unvested portion of outstanding equity awards, including the Option and RSU Award, if his termination occurs within twelve months following a “change of control” (as to be defined in his Employment Agreement).

The Company and Mr. Baker expect to enter into an employment agreement that will embody the terms of and supersede the Offer Letter (the “Employment Agreement”). In addition, in connection with the Offer Letter, Mr. Baker entered into a proprietary information and inventions assignment agreement.

If any of the payments provided under the Employment Agreement or otherwise payable to Mr. Baker would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, he would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to such executive.

In connection with his appointment, Mr. Baker will enter into a standard indemnification agreement in the form previously approved by the Board.

The foregoing descriptions of the Offer Letter and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

A copy of the press release announcing Mr. Baker’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated as of January 9, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.
Date: January 9, 2020	By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer